                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SCPIE HOLDINGS INC.


                 SCPIE HOLDINGS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                 1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 18, 1995 under the name SCPIE HOLDINGS INC.

                 2. That by action taken at a special meeting of the Board of Directors on May 9, 1996, resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the stockholder of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:

                 "THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows, subject to the required consent of the stockholder of the corporation:

                 FIRST:   The name of the Corporation (hereinafter the
                 "Corporation") is

                              SCPIE HOLDINGS INC.

                 SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

                 THIRD:   The nature of the business or purposes to be
                 conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be thirty five million (35,000,000), divided as follows: (i) thirty million (30,000,000) shares of Common Stock with a par value of $.0001 per share, and (ii) five million (5,000,000) shares of Preferred Stock with a par value of $1.00 per share.

                                  Shares of Preferred Stock may be issued from
                 time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law.

                                  Authority is hereby expressly granted to the
                 Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation.

                 FIFTH:   1.  The business and affairs of the Corporation shall
                 be managed by or under the direction of a Board of Directors consisting of (not including directors elected by one or more series of Preferred Stock) not less than 7 nor more than 13 directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors.

                 2. The directors of the Corporation, other than directors elected by one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors (other than directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each director (other than directors elected by one or more series of Preferred Stock) shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1997 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 1998 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 1999 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal. If the authorized number of directors (other than directors elected by one or more series of Preferred Stock and other than directors to be elected at an annual meeting of stockholders) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled (other than directors elected by one or more series of Preferred Stock) solely by a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. Whenever the holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this ARTICLE SIXTH unless otherwise provided for in the certificate of designation for such series.

                 3. No director (other than directors elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                 SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

                 1. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

                          The stockholders may adopt, amend, alter, repeal or
                 rescind the by-laws of the Corporation only with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                 2. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                 3. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the General Corporation Law of the State of Delaware, and may not be taken by written consent of stockholders without a meeting.

                 4. Special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more series of Preferred Stock shall have the right, voting separately as a series, to elect directors, such holders may call special meetings of such holders pursuant to the certificate of designation for such series.

                 SEVENTH: A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

                                  Any repeal or modification of the foregoing
                 paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                 EIGHTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                 3. That thereafter, at a meeting of the sole stockholder of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, all of the shares of Common Stock of the Corporation were voted in favor of the amendment.

                 4. That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, SCPIE HOLDINGS INC. has caused this Certificate to be signed by Donald J. Zuk, its President, this ___ day of May, 1996.
                                  SCPIE HOLDINGS INC.
                                  a Delaware corporation


                                  By:__________________________________________
                                  Name: Donald J. Zuk
                                  Title: President